UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2012

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 16, 2012, Alan Vituli retired as Chairman of the Board of Directors of Carrols Restaurant Group, Inc. (“Carrols Restaurant Group”) and resigned as a director of Carrols Restaurant Group. Mr. Vituli recently retired as Chief Executive Officer of Carrols Restaurant Group on December 31, 2011. As previously disclosed, Mr. Vituli will have the right to attend and observe any meeting of the Board of Directors of Carrols Restaurant Group until November 1, 2013. Mr. Vituli will continue as Chairman of the Board of Directors of Fiesta Restaurant Group, Inc. (“Fiesta Restaurant Group”) in a non-executive capacity.

On January 16, 2012, Clayton E. Wilhite, a director of Carrols Restaurant Group since 1997, was appointed as Chairman of the Board of Directors of Carrols Restaurant Group in a non-executive capacity.

On January 16, 2012, David S. Harris, currently the President of Grant Capital, Inc., a private investment company, was elected to the Board of Directors of Carrols Restaurant Group subject to and effective upon the completion of the spin-off of Fiesta Restaurant Group (the “Spin-Off”). Mr. Harris is expected to serve on the Audit Committee and Compensation Committee of Carrols Restaurant Group following the completion of the Spin-Off.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Carrols Restaurant Group, Inc. Press Release, dated January 20, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: January 20, 2012

By:	/s/ Joseph A. Zirkman
Name:	Joseph A. Zirkman
Title:	Vice President, General Counsel and Secretary

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